                                                                  EXHIBIT 99.a19

               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS,  INC., a Maryland corporation
whose  principal  Maryland  office  is  located  in  Baltimore,   Maryland  (the
"Corporation"),  hereby  certifies to the State  Department of  Assessments  and
Taxation of Maryland that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has (i) duly increased the total number of shares of capital stock that the  Corporation  has authority to issue and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the  Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation
Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority  to  issue  One  Billion  (1,000,000,000)  shares  of  capital  stock.
Following the  Reallocation,  the  Corporation  has the authority to issue Three
Billion (3,000,000,000) shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation was authorized to issue was Ten Million
Dollars  ($10,000,000).  After giving effect to the Reallocation,  the aggregate par value of all shares of stock that the  Corporation is authorized to issue is
Thirty Million Dollars ($30,000,000).

     SIXTH: Immediately prior to the Reallocation,  the four (4) Series of stock of the  Corporation and the number of shares and aggregate par value of each was as follows:

         Series                           Number of Shares  Aggregate Par Value
         ------                           ----------------  -------------------

Strategic Allocation: Conservative Fund      250,000,000        $2,500,000

Strategic Allocation: Moderate Fund          475,000,000        $4,750,000

Strategic Allocation: Aggressive Fund        270,000,000        $2,700,000

Newton Fund                                    5,000,000        $   50,000

     SEVENTH:  Immediately prior to the  Reallocation,  the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                        Number of
                                                         Shares       Aggregate
               Series Name               Class Name     Allocated     Par Value
               -----------               ----------     ---------     ---------

Strategic Allocation: Conservative Fund  Investor       115,000,000   $1,150,000
                                         Institutional   60,000,000      600,000
                                         Service                  0            0
                                         A                5,000,000       50,000
                                         B                5,000,000       50,000
                                         C                5,000,000       50,000
                                         R                5,000,000       50,000
                                         Advisor         55,000,000      550,000
Strategic Allocation: Moderate Fund      Investor       230,000,000   $2,300,000
                                         Institutional  125,000,000    1,250,000
                                         Service                  0            0
                                         Advisor        100,000,000    1,000,000
                                         A                5,000,000       50,000
                                         B                5,000,000       50,000
                                         C                5,000,000       50,000
                                         R                5,000,000       50,000
Strategic Allocation: Aggressive Fund    Investor       155,000,000   $1,550,000
                                         Institutional   20,000,000      200,000
                                         Service                  0            0
                                         Advisor         75,000,000      750,000
                                         A                5,000,000       50,000
                                         B                5,000,000       50,000
                                         C                5,000,000       50,000
                                         R                5,000,000       50,000
Newton Fund                              Investor         5,000,000      $50,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation, the Board of Directors of the Corporation has allocated Two Billion
Four  Hundred  Fifty  Million   (2,450,000,000)  shares  of  the  Three  Billion
(3,000,000,000)  shares of  authorized  capital stock of the  Corporation.  As a result of the  action  taken by the Board of  Directors  referenced  in  Article
SECOND  of these  Articles  Supplementary,  the four (4)  Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

         Series                          Number of Shares   Aggregate Par Value
         ------                          ----------------   -------------------
Strategic Allocation: Conservative Fund     800,000,000         $8,000,000

Strategic Allocation: Moderate Fund         800,000,000         $8,000,000

Strategic Allocation: Aggressive Fund       800,000,000         $8,000,000

Newton Fund                                  50,000,000         $  500,000

     NINTH:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the  Corporation (a) has duly  established  classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the four (4) Series of stock of the
Corporation  and the  number of  shares  and  aggregate  par value of each is as follows:

                                                        Number of
                                                          Shares      Aggregate
               Series Name               Class Name     Allocated     Par Value
               -----------               ----------     ---------     ----------

Strategic Allocation: Conservative Fund  Investor       350,000,000   $3,500,000
                                         Institutional  150,000,000    1,500,000
                                         Service                  0            0
                                         A               25,000,000      250,000
                                         B               25,000,000      250,000
                                         C               25,000,000      250,000
                                         R               25,000,000      250,000
                                         Advisor        200,000,000    2,000,000
Strategic Allocation: Moderate Fund      Investor       350,000,000   $3,500,000
                                         Institutional  150,000,000    1,500,000
                                         Service                  0            0
                                         Advisor        200,000,000    2,000,000
                                         A               25,000,000      250,000
                                         B               25,000,000      250,000
                                         C               25,000,000      250,000
                                         R               25,000,000      250,000
Strategic Allocation: Aggressive Fund    Investor       350,000,000   $3,500,000
                                         Institutional  150,000,000    1,500,000
                                         Service                  0            0
                                         Advisor        200,000,000    2,000,000
                                         A               25,000,000      250,000
                                         B               25,000,000      250,000
                                         C               25,000,000      250,000
                                         R               25,000,000      250,000
Newton Fund                              Investor        50,000,000     $500,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS,  INC. has
caused these Articles  Supplementary  to be signed and  acknowledged in its name and on its  behalf  by its  Vice  President  and  attested  to by its  Assistant
Secretary on this 7th day of June, 2005.

                                       AMERICAN CENTURY
ATTEST:                                 STRATEGIC ASSET ALLOCATIONS, INC.

/s/ Otis H. Cowan                      /s/ Charles A. Etherington
----------------------------           ----------------------------------
Name:  Otis H. Cowan                   Name:   Charles A. Etherington
Title: Assistant Secretary             Title:  Vice President

     THE  UNDERSIGNED  Vice  President  of  AMERICAN  CENTURY   STRATEGIC  ASSET
ALLOCATIONS,  INC.,  who executed on behalf of said  Corporation  the  foregoing
Articles Supplementary to the Charter, of which this certificate is made a part, hereby  acknowledges,  in the name of and on  behalf  of said  Corporation,  the foregoing Articles  Supplementary to the Charter to be the corporate act of said
Corporation,  and  further  certifies  that,  to  the  best  of  his  knowledge, information and belief,  the matters and facts set forth therein with respect to the approval  thereof are true in all material  respects  under the penalties of perjury.

Dated:  June 7, 2005                /s/ Charles A. Etherington
                                    ---------------------------------------
                                    Charles A. Etherington, Vice President